SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934.

Filed by the Registrant                                                    [ x ]

Filed by Party other than the Registrant                                   [   ]
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)
     (2)]
[X]  Definitive Information Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       HISTORICAL AUTOGRAPHS U.S.A., INC.
             (Exact name of Registrant as specified in its charter.)

                        Commission File Number 000-32603

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
     1.        Title of each class of securities to which transaction applies:
     2.        Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4.        Proposed maximum aggregate value of transaction:
     5.        Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.        Amount Previously Paid;
     2.        Form, Schedule or Registration Statement No.
     3.        Filing Party:
     4.        Date Filed:

                        HISTORICAL AUTOGRAPHS U.S.A, INC.
                              516 W Sprague Avenue
                                Spokane, WA 99201
                              INFORMATION STATEMENT
                                  INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of HISTORICAL AUTOGRAPHS U.S.A., INC., a Nevada corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to "ARBIOS SYSTEMS, INC."

The Company has entered into an agreement to acquire, by merger (the "Merger") a liver assist medical device company named Arbios Technologies, Inc. Upon completion of the Merger, the Company changed its business to the business conducted by Arbios Technologies, Inc. The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company after the Merger to reflect its new business of developing, manufacturing and marketing liver assist devices to meet the urgent need for therapy of liver failure.

This information statement is being first sent to stockholders on or about November 10, 2003. The Merger became effective on October 30, 2003, and the Amendment will become effective after the Merger.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on October 6, 2003 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had one million two hundred twenty thousand (1,220,000) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is The Nevada Agency and Trust Company, Bank of America Plaza, 50 West Liberty Street, Suite 880, Reno, NV 89501, Attention: Ms. Leah Finke, telephone (775) 322-0626.

--------------------------------------------------------------------------------

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending December 31, 2002 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security Holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of October 6, 2003 persons owning more than 5% of the common stock of the Company:

                     Name and address of       Amount and nature    Percent of
Title of Class        beneficial owner              ownership          class

Common Stock         Cindy K. Swank                  500,000            41%
                     36 E Heroy
                     Spokane, WA 99207

Common Stock         Raymond J. Kuh                  500,000            41%
                     516 W Sprague Ave
                     Spokane, WA 99201

--------------------------------------------------------------------------------

The following sets forth as of October 6, 2003, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

                                                                        Amount and
                    Name of beneficial                                   nature of    Percent of
Title of Class             owner             Position with Company       ownership       class

Common Stock          Cindy K. Swank       President, Treasurer and a     500,000        40.98%
                                           Director

Common Stock          Scott Wetzel         Secretary, Vice President        4,000         0.33%
                                           and a Director
All officers and                                                          504,000        41.3%
directors as a group
(2 persons)

--------------------------------------------------------------------------------

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from HISTORICAL AUTOGRAPHS U.S.A., INC. to ARBIOS SYSTEMS, INC. to reflect its change in business from an e-Commerce based company engaged in acquiring and marketing historical documents to a business of developing, manufacturing and marketing liver assist devices to meet the urgent need for therapy of liver failure.

Reasons for the Proposal

On October 20, 2003, the Company entered into an Agreement and Plan of Reorganization with its founding shareholders, who collectively own in excess of 66 2/3% of the issued and outstanding common stock of the Company, its wholly owned subsidiary, HAUSA Acquisition, Inc., a corporation organized under the laws of Nevada, ("HAI"), and Arbios Technologies, Inc., a corporation organized under the laws of Delaware, ("ATI") whereby each share of Arbios common stock issued and outstanding immediately prior to the effective date of the Merger shall be converted into one share of HAUSA common stock. ATI will have approximately 12,000,000 shares of common stock issued and outstanding immediately prior to the Merger. Closing was subject to certain customary closing conditions and occurred on October 30, 2003.

ATI is a biomedical company engaged in the discovery, acquisition and development of proprietary liver assist devices and new technologies useful in the diagnosis and treatment of acute liver failure, a debilitating and fatal disease that affects all age groups and may be caused by viruses, alcohol, ingestion of common medications, extensive liver removal for trauma or cancer and other etiologies. The assets owned by ATI were and will be used to continue ATI's discovery, acquisition and development of proprietary liver assist devices and new technologies useful in the diagnosis and treatment of acute liver failure.

In anticipation of the Merger, and subject to the completion of the Merger, the Company decided to change its name from HISTORICAL AUTOGRAPHS U.S.A., INC. to ARBIOS SYSTEMS, INC. to more correctly reflect the new anticipated business of the Company.

Vote Obtained

The following individuals own the number of shares and percentages set forth opposite their names:

--------------------------------------------------------------------------------

Cindy K. Swank                                  500,000             41%
Raymond J. Kuh                                  500,000             41%

Total                                         1,000,000             82%

On October 7, 2003, the foregoing persons or entities executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to "ARBIOS SYSTEMS, INC."

Certain Matters Related to the Proposal

The Amendment will become effective upon filing with the Secretary of State of Nevada. The Certificate of Amendment of Articles of Incorporation will be filed after the completion of the Merger, which occurred on October 30, 2003.

Interest of Certain Persons in Favor of or in Opposition to the Change of Name

No officer or director will receive any direct or indirect benefit from the Company's proposed change of business or name change. No officer or director or any person has notified the Company that it intends to oppose the Company's change of name.

                                  By Order of the Board of Directors

                                  /s/ Cindy K. Swank
                                  Cindy K. Swank, Director

--------------------------------------------------------------------------------